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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Vixel Corporation

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report included herein dated May 1, 1997 relating to the balance sheet of Arcxel Technologies, Inc. as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the period from June 18, 1996 (inception) to December 31, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP
Orange County, California
August 27, 1999